UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)               July 21, 2006

INSPIRE PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware                                    000-31135                            04-3209022
(State or Other Jurisdiction               (Commission                           (IRS Employer
       of Incorporation)                           File Number)                          Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina            27703-8466
(Address of Principal Executive Offices)                                                     (Zip Code)

Registrant's telephone number, including area code          (919) 941-9777

_____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

          On July 21, 2006, the Compensation Committee of the Board of Directors (the "Committee") of Inspire Pharmaceuticals, Inc. (the "Company") approved a base salary of $263,694, for Thomas R. Staab, II, Chief Financial Officer and Treasurer of the Company, effective July 15, 2006.

          On the same date, the Committee granted restricted stock units representing shares of common stock of the Company to each of the following executive officers, pursuant to the Company's 2005 Equity Compensation Plan:

Name	No. of Shares
Christy L. Shaffer, Ph.D.	50,000
Mary B. Bennett	25,000
R. Kim Brazzell, Ph.D.	20,000
Donald J. Kellerman, Pharm.D.	20,000
Joseph K. Schachle	20,000
Joseph M. Spagnardi	20,000
Thomas R. Staab, II	20,000
Benjamin R. Yerxa, Ph.D.	20,000

          The restricted stock units shall vest annually over five (5) years on the respective anniversaries of the date of grant or earlier upon the event of a change in control. Any restricted stock units that have not vested at the time of termination of service to the Company shall be forfeited; provided, however, that in the event of death or disability, vesting shall continue for a period of one-year following such event. Each officer shall be entitled to receive the shares underlying the units six (6) months after termination of such officer's service with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By: /s/ Christy L. Shaffer
Christy L. Shaffer,
President and Chief Executive Officer

Dated: July 27, 2006